Exhibit 99

Main Street Banks, Inc. Announces Its 2003 Third Quarter Earnings

Conference Call on the Web; Live and Archived Conference Call Notification

ATLANTA, Oct. 1, 2003/PRNewswire — FirstCall — In conjunction with the Third Quarter 2003 Earnings Release from Main Street Banks, Inc. (NASDAQ: MSBK), you are invited to listen to its conference call that will be broadcast live over the Internet on Wednesday, October 15 at 10:00 am Eastern Daylight Time (EDT).

What:         Main Street Banks, Inc. 3rd Quarter 2003 Earnings Release Conference Call

When:        Wednesday, October 15th, 2003 @ 10:00 am EDT

Where:                     Live via the Internet and Windows Media Player

http://www.mainstreetbank.com to conference in via the web. Then click “3rd Quarter 2003 Earnings Release Conference Call on the Web”.

Live via telephone
1-800-362-0574 to conference in via telephone. When asked for the conference ID, simply tell the operator “MAINSTREET”.

Contact:     Cheryl Blackwell, 770-422-2888

Beginning October 16th, and for a limited time thereafter, listeners may access archived versions of the presentation on the Investor Relations section of www.mainstreetbank.com and at 1-800-388-5895.

About Main Street
Main Street Banks, Inc., a $1.9 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 27 branch offices located in seventeen of Georgia’s fastest growing communities.  Main Street is the largest and highest performing community banking company in the greater Atlanta area.

SOURCE: Main Street Banks, Inc.

http://www.mainstreetbank.com